                                                                    Exhibit 1.02

                          COMMUNITY CARE SERVICES, INC.

                                       AND

                            MAIDSTONE FINANCIAL, INC.

                                  UNDERWRITERS'
                                WARRANT AGREEMENT

                  UNDERWRITERS' WARRANT AGREEMENT dated as of _______________, 1996 by and between COMMUNITY CARE SERVICES, INC. (the "Company") and MAIDSTONE FINANCIAL, INC. ("Maidstone" or the "Representative"), as the Representative of the underwriting group. The underwriting group is referred to collectively herein as the "Underwriters."


                              W I T N E S S E T H:

                  WHEREAS, the Company proposes to issue to the Underwriters warrants (the "Underwriters' Warrants") to purchase up to 130,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") and/or up to 130,000 Class A Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") each exercisable to purchase one share of Common Stock.

                  WHEREAS, the Underwriters have agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated __________, 1996, by and between the Underwriters and the Company, to act as the underwriters in connection with the Company's proposed initial public offering (the "Initial Public Offering") of 1,300,000 shares of Common Stock and 1,300,000 Redeemable Warrants (the "Offering Securities"), such Offering Securities being identical to the securities issuable upon exercise of the Underwriters' Warrants (the "Securities"); and

                  WHEREAS, the Underwriters' Warrants to be issued pursuant to this Agreement will be issued on the First Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Underwriters in consideration for, and as part of, the Underwriters' compensation in connection with the Underwriters acting as the underwriters pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the promises, the payment by the Underwriters to the Company of Ten Dollars ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Grant. The Holder (as defined in Section 3 below) is hereby granted the right to purchase, at any time from ________________, 1997 until 5:00 p.m., New York time, on ____________, 2001, an aggregate of up to 130,000 shares of Common Stock and/or 130,000 Redeemable Warrants, at an initial purchase price (subject to adjustment as provided in Section 8 hereof) of $5.61 per share of Common Stock and $.11 per Redeemable Warrant (110% of the Initial Public Offering price per Offering Security), subject to the terms and conditions of this Agreement. The Securities issuable upon exercise of the Underwriters' Warrants are sometimes referred to herein as the "Underwriters' Securities."

                  2. Warrant Certificates. The warrant certificate (the "Underwriters' Warrant Certificate") to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

                  3. Exercise of Underwriters' Warrants. The Underwriters' Warrants are exercisable during the term set forth in Section 1 hereof payable by certified or cashier's check or money order in lawful money of the United States. Upon surrender of an Underwriter's Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as defined in Section 6 hereof) for the Underwriter's Securities (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office in New York located at 18 Sargent Place, Mt. Vernon, New York 10550, the registered holder of an Underwriters' Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Underwriters' Securities so purchased. The purchase rights represented by each Underwriters' Warrant Certificate are exercisable at the option of the Holder or Holders thereof, in whole or in part as to Underwriters' Securities. The Underwriters' Warrants may be exercised to purchase all or any part of the Underwriters' Securities represented thereby. In the case of the purchase of less than all the Underwriters' Securities purchasable on the exercise of the Underwriters' Warrants represented by an Underwriters' Warrant Certificate, the Company shall cancel the Underwriters' Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Underwriters' Warrant Certificate of like tenor for the balance of the Underwriters' Securities purchasable thereunder.

                  4. Issuance of Certificates. Upon the exercise of the Underwriters' Warrants and payment of the Purchase Price therefor, the issuance of certificates representing the Underwriters' Securities or other securities, properties or rights underlying such Underwriters' Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Underwriters' Warrant Certificates and the certificates representing the Underwriters' Securities or other securities, property or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Underwriters' Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange.

                  5. Restriction On Transfer of Underwriters' Warrants. The Holder of an Underwriters' Warrant Certificate (and its Permitted Transferee, as defined below), by its acceptance thereof, covenants and agrees that the Underwriters' Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Underwriters' Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, to any person (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other disposition is made in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"); and provided, further, that until ____________, 1997 (one year following the effective date of the Initial Public Offering), only officers and partners of the Underwriters, or any Initial Public Offering selling group member and their respective officers and partners, shall be Permitted Transferees.

                  6. Purchase Price.

                           (a) Initial and Adjusted Purchase Price. Except as
otherwise provided in Section 8 hereof, the initial purchase price of the Underwriters' Securities shall be $5.61 per share of Common Stock and $.11 per Redeemable Warrant. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 8 hereof.

                           (b) Purchase Price. The term "Purchase Price" herein
shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

                  7. Registration Rights.

                           (a) Registration Under the Securities Act of 1933.
The Underwriters' Warrants have not been registered under the Act. The Underwriters' Warrant Certificates shall bear the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion and counsel shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Act is available.

                           (b) Demand Registration. (1) At any time commencing
on the first anniversary of and expiring on the fifth anniversary of the effective date of the Company's Registration Statement relating to the Initial Public Offering (the "Effective Date"), the Holders of a Majority (as hereinafter defined) in interest of the Underwriters' Warrants, or the Majority in interest of the Underwriters' Securities (assuming the exercise of all of the Underwriters' Warrants) shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the U.S. Securities and Exchange Commission (the "Commission"), solely on one (1) occasion, a registration statement on Form SB-2 (or other appropriate form), and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale, for a period of nine (9) months, of the Underwriters' Securities by such Holders and any other Holders of the Underwriters' Warrants and/or the Underwriters' Securities who notify the Company within fifteen (15) business days after receipt of the notice described in Section 7(b)(2). The Holders of the Underwriters' Warrants may demand registration without exercising the Underwriters' Warrants, and are never required to exercise same.

                           (2) The Company covenants and agrees to give written
notice of any registration request under this Section 7(b) by any Holders to all other registered Holders of the Underwriters' Warrants and the Underwriters' Securities within ten (10) calendar days from the date of the receipt of any such registration request.

                           (3) For purposes of this Agreement, the term
"Majority" in reference to the Holders of the Underwriters' Warrants or Underwriters' Securities, shall mean in excess of fifty percent (50%) of the then outstanding Underwriters' Warrants or Underwriters' Securities that (i) are not held by the Company, an affiliate, officer, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

                  (c) Piggyback Registration. (1) If, at any time within the period commencing on the first anniversary and expiring on the fifth anniversary of the Effective Date, the Company should file a registration statement with the Commission under the Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8) it will give written notice at least thirty (30) calendar days prior to the filing of each such registration statement to the Underwriters and to all other Holders of the Underwriters' Warrants and/or the Underwriters' Securities of its intention to do so. If either of the Underwriters or other Holders of the Underwriters' Warrants and/or the Underwriters' Securities notify the Company within twenty
(20) calendar days after receipt of any such notice of its or their desire to include any Underwriters' Securities in such proposed registration statement, the Company shall afford the Underwriters and such Holders of the Underwriters' Warrants and/or Underwriters' Securities the opportunity to have any such Underwriters' Securities registered under such registration statement. Notwithstanding the provisions of this Section 7(c)(1) and the provisions of
Section 7(d), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(c)(1) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                           (2) If the underwriter of an offering to which the
above piggyback rights apply objects to such rights, such objection shall preclude such inclusion. However, in such event, the Company will, within nine
(9) months of completion of such subsequent underwriting, file at the expense of the Company, a registration statement so as to permit a public offering and sale, for a period of nine (9) months, of such excluded Underwriters' Securities, which shall be in addition to any registration statement required to be filed pursuant to Section 7(b).

                  (d) Covenants of the Company With Respect to Registration. In connection with any registrations under Sections 7(b) and 7(c) hereof, the Company covenants and agrees as follows:

                           (1) The Company shall use its best efforts to file a
registration statement within forty-five (45) calendar days of receipt of any demand therefor pursuant to Section 7(b); provided, however, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 10-KSB or Form 10-QSB, as the case may be. The Company shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Underwriters' Securities such number of prospectuses as shall reasonably be requested.

                           (2) The Company shall pay all costs (excluding fees
and expenses of Holders' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with the first registration statement filed pursuant to Sections 7(b) and 7(c) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

                           (3) The Company will use its best efforts to qualify
or register the Underwriters' Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                           (4) The Company shall indemnify the Holders of the
Underwriters' Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 8 of the Underwriting Agreement.

                           (5) The Holders of the Underwriters' Securities to be
sold pursuant to a registration statement, and their successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

                           (6) Nothing contained in this Agreement shall be
construed as requiring the Holders to exercise their Underwriters' Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

                           (7) The Company shall not be entitled to include any
securities other than the Underwriters' Securities in any registration statement filed pursuant to Section 7(b) hereof without the prior written consent, which consent shall not be unreasonably withheld, of the Holders of the Underwriters' Warrants and Underwriters' Securities representing a Majority of such securities (assuming exercise of all of the Underwriters' Warrants). Except that the Company may include the 220,000 shares registered on behalf of certain individuals included in the Registration Statement without the consent of the Representative.

                           (8) The Company shall furnish to a designated
representative of the Holders participating in the offering and to each underwriter, if any, a signed counterpart, addressed to the Company or the underwriter of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) if such registration includes an underwritten public offering a copy of the "cold comfort" letter dated the effective date of such registration statement signed by each independent public accountant who has issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

                           (9) The Company shall as soon as practicable after
the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                           (10) The Company shall deliver promptly to each
Holder participating in the offering requesting the correspondence described below and any managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

                           (11) The Company shall enter into an underwriting
agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Underwriters' Securities requested to be included in such underwriting, provided, however that (i) such managing underwriter shall be reasonably acceptable to the Company, except that in connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter or underwriters, and (ii) the Holders shall be responsible for any selling fees or commissions in connection with such underwriting. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders (in respect of a registration under Section 7(b) only) and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Underwriters' Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                           e. Further Registrations. The Company will cooperate
with the Holders of the Underwriters' Warrants and Underwriters' Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Underwriters' Securities and will supply all information required therefor, but all of such additional registration statement expenses including legal and accounting fees will be prorated between the Company and the Holders of the Underwriters' Warrants and Underwriters' Securities according to the aggregate sales price of the securities being issued. The provisions of Section 7(d) other than subsection (2) shall apply to any such registration statement.

                  8. Adjustments to Purchase Price and Number of Securities.

                           (a) Computation of Adjusted Purchase Price. Except as
hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances referred to in Section 8(g) hereof), including shares held in the Company's treasury, for a consideration per share less than the lesser of the Purchase Price in effect immediately prior to the issuance or sale of such shares or the "Market Price" (as defined in Section 8(a)(6) hereof) per share of Common Stock on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon any such issuance or sale, the Purchase Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) determined by dividing (1) the product of (a) the Purchase Price in effect immediately before such issuance or sale and (b) the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, and (ii) the number of shares determined by dividing (A) the aggregate consideration, if any, received by the Company upon such sale or issuance, by
(B) the lesser of (x) the Market Price, and (y) the Purchase Price, in effect immediately prior to such issuance or sale; by (2) the total number of shares of Common Stock outstanding immediately after such issuance or sale provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 8(c) hereof.

                  For the purposes of this Section 8, the term "Purchase Price" shall mean the Purchase Price of the Underwriters' Securities set forth in
Section 6 hereof, as adjusted from time to time pursuant to the provisions of this Section 8.

                  For the purposes of any computation to be made in accordance with this Section 8(a), the following provisions shall be applicable:

                           (1) In case of the issuance or sale of shares of
Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price), before deducting therefrom any compensation paid or discount allowed in the sale or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                           (2) In case of the issuance or sale (otherwise than
as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

                           (3) Shares of Common Stock issuable by way of
dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

                           (4) The reclassification of securities of the Company
other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 8(a)(2).

                           (5) The number of shares of Common Stock at any one
time deemed to be issued and outstanding, as determined for the purposes of Sections 8(b)(1) and 8(b)(2) hereof, shall include the aggregate number of shares of Common Stock issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                           (6) As used herein, the phrase "Market Price" at any
date shall be deemed to be the last reported sale price, or, in the case no such reported sale takes place on such day, the average of the last reported sales prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by the NASD through the NASD Automated Quotation System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  (b) Options, Rights, Warrants and Convertible and Exchangeable Securities. Except in the case of the Company issuing rights to subscribe for shares of Common Stock distributed to all the stockholders of the Company and Holders of Underwriters' Warrants, if the Company shall at any time after the date hereof issue options, rights or warrants to purchase shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than the issuances referred to in Section 8(g) hereof), (i) for a consideration per share less than the lessor of (a) the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities or (b) the Market Price, or (ii) without consideration, the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 8(a) hereof, provided that:

                           (1) The aggregate maximum number of shares of Common
Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Underwriters' Warrants), if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this Section 8(b)(1) (and for the purposes of Section 8(a)(5) hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not be expired or terminated unexercised.

                           (2) The aggregate maximum number of shares of Common
Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Underwriters' Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this Section 8(b)(2) (and for the purpose of Section 8(a)(5) hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

                           (3) If any change shall occur in the price per share
provided for in any of the options, rights or warrants referred to in Section 8(b)(1), or in the price per share at which the securities referred to in
Section 8(b)(2) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

                  (c) Subdivision and Combination. In case the Company shall at any time issue any shares of Common Stock in connection with a stock dividend in shares of Common Stock or subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of a stock dividend or a subdivision or increased in the case of a combination.

                  (d) Adjustment in Number of Securities. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 8, the number of Underwriters' Securities issuable upon the exercise of the Underwriters' Warrant shall be adjusted to the nearest whole share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Underwriters' Securities issuable upon exercise of the Underwriters' Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

                  (e) Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean the class of stock designated as Common Stock in the Articles of Incorporation, of the Company as it may be amended as of the date hereof.

                  (f) Reclassification, Merger or Consolidation. The Company will not merge, reorganize or take any other action which would terminate the Underwriters' Warrants without first making adequate provision for the Underwriters' Warrants. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from nor par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation or other entity of the property of the Company as an entirety, the Holders of each Underwriters' Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Underwriters' Warrant) to purchase, upon exercise of such Underwriters' Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owner of the shares of Common Stock underlying the Underwriters' Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Underwriters' Warrants and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance, as if such Holders had exercised the Underwriters' Warrants. In the event of a consolidation, merger, sale or conveyance of property, the corporation formed by such consolidation or merger, or acquiring such property, shall execute and deliver to the Holders a supplemental underwriter's warrant agreement to such effect. Such supplemental underwriter's warrant agreement shall provide for adjustments which shall be identical to the adjustments provided for in this Section 8. The provisions of this Section 8(f) shall similarly apply to successive consolidations or mergers.

                  (g) No Adjustment of Purchase Price in Certain Cases. Notwithstanding any provision to the contrary contained herein, no adjustment of the Purchase Price shall be made:

                           (1) Upon the issuance or sale of (i) the
Underwriters' Warrants or the securities underlying the Underwriters' Warrants,
(ii) the securities sold pursuant to the Initial Public Offering or securities underlying securities sold in the Initial Public Offering or securities to be sold in a bona fide public offering pursuant to a firm commitment underwriting or securities underlying securities sold in such firm commitment underwriting,
(iii) the shares
issuable pursuant to the options, warrants, rights, stock purchase agreements or convertible or exchangeable securities outstanding or in effect on the date hereof as described in the prospectus relating to the Initial Public Offering,
(iv) up to an aggregate of 603,000 shares of Common Stock issuable pursuant to the Company's stock plans, described in such prospectus, or Shares to be issued upon exercise of options granted by the Company under stock option plans subsequently adopted by the Company and (v) securities issued in connection with the acquisition of, or merger with, any entity by the Company.

                           (2) If the amount of said adjustments shall aggregate
less than five ($.05) cents for one (1) share of Common Stock; provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall aggregate at least five ($.05) cents for one (1) share of Common Stock.

                  9. Exchange and Replacement of Warrant Certificates. Each Underwriters' Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company, for a new Underwriters' Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Underwriters' Securities in such denominations as shall be designated by the Holders thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Underwriters' Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriters' Warrant Certificates, if mutilated, the Company will make and deliver a new Underwriters' Warrant Certificate of like tenor, in lieu thereof.

                  10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and/or Redeemable Warrants upon the exercise of the Underwriters' Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Underwriters' Warrants held of record by such Holder the fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

                  11. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Underwriters' Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof and the exercise of the Redeemable Warrants. The Company covenants and agrees that, upon exercise of the Underwriters' Warrants and payment of the Purchase Price therefor, all the shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Underwriters' Warrants shall be outstanding, the Company shall use its best efforts to cause the Common Stock to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued in the Initial Public Offering may then be listed or quoted.

                  12. Notices to Underwriters' Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriters' Warrants and their exercise, any of the following events shall occur:

                           (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                           (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                           (a) If to the registered Holders of the Underwriters' Warrants, to the address of such Holders as shown on the books of the Company; or

                           (b) If to the Company to the address set forth in
         Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

                  14. Supplements and Amendments. The Company and the Underwriters may from time to time supplement or amend this Agreement without the approval of any Holders of Underwriters' Warrant Certificates (other than the Underwriters) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriters may deem necessary or desirable and which the Company and the Underwriters deem shall not adversely affect the interests of the Holders of Underwriters' Warrant Certificates.

                  15. Binding Effect; Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Underwriters, the Holders and their respective successors and assigns hereunder.

                  16. Termination. This Agreement shall terminate at the close of business on

_______________, 2001. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the expiration of any applicable statute of limitations.

                  17. Governing Law; Submission to Jurisdiction. This Agreement and each Underwriters' Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws. The Company, the Underwriters and the Holders hereby each agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriters and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriters and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in
Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

                  18. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. Subject to Section 14, this Agreement may not be modified or amended except by a writing duly signed by the Company and the Holders of a Majority in Interest of the Underwriters' Securities (for this purpose, treating all then outstanding Underwriters' Warrants as if they had been exercised).

                  19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                  20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

                  21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriters and any other registered Holders of the Underwriters' Warrant Certificates or Underwriters' Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriters and any other Holders of the Underwriter's Warrant Certificates or Underwriters' Securities.

                  22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                        COMMUNITY CARE SERVICES, INC.



                        By:______________________________
                           Alan T. Sheinwald, President




                        MAIDSTONE FINANCIAL, INC.



                        By:____________________________
                           Name:
                           Title:

                                    EXHIBIT A

                          COMMUNITY CARE SERVICES, INC.

                               WARRANT CERTIFICATE


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS
CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                 EXERCISABLE COMMENCING __________, 1997 THROUGH
                   5:00 P.M., NEW YORK TIME ON ________, 2001

No. UW-                                                         _______ Warrants


                  This Warrant Certificate certifies that ___________, or registered assigns, is the registered holder of ___________ Warrants to purchase initially, at any time from December 13, 1996, until 5:00 p.m., New York time on ___________, 2001 (the "Expiration Date"), up to 130,000 shares of Community Care Services, Inc.'s (the "Company") Common Stock, $.01 par value (the "Common Stock"), and/or up to 130,000 Redeemable Warrants each exercisable to purchase one share of Common Stock (the "Common Stock Warrants"), at a purchase price of $8.25 per share of Common Stock and $.165 per Redeemable Warrant (the "Purchase Price"), upon the surrender of this Warrant Certificate and payment of the applicable Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in the underwriters' warrant agreement, dated as of ___________, 1996 (the "Warrant Agreement"), by and between the Company and Maidstone Financial, Inc. ("Maidstone" or the "Representative"), as the Representative of the several underwriters (the "Underwriting Group") named in the Underwriting Agreement, dated ___________, 1996 between the Company and Maidstone. The Underwriting Group is collectively referred to herein as the "Underwriters." Payment of the Purchase Price shall be made by certified or cashier's check or money order payable to the order of the Company.

                  No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and the Underwriters, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events the respective Purchase Prices and the type and/or number of the Company's securities issuable upon the exercise of these Warrants, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the undersigned has executed this certificate this ______ day of _________________, 1996.


                                     COMMUNITY CARE SERVICES, INC.



                                      By:_____________________________
                                         Alan T. Sheinwald, President


ATTEST:


By:_________________________

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED___________________________
hereby sells, assigns and transfers unto _____________________

                  (Please print name and address of transferee)




this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Warrant Certificate on the books of Community Care Services, Inc., with full power of substitution.

Dated:_______________________________

                                         Signature_____________________

                                         (Signature must conform in
                                         all respects to the name of
                                         holder as specified on the
                                         face of the Warrant
                                         Certificate.)



                                         ________________________________
                                         (Insert Social Security or Other
                                           Identifying Number of Holders)

                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock and/or Redeemable Warrants and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of Community Care Services, Inc. in the amount of $______, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of ___________________________ whose address is _____________________ and that such certificates be delivered to_______________________________________
____________________________________________________ whose address is
_____________________________________________________________.

Dated:


                                        Signature_______________________

                                        (Signature must conform in
                                        all respects to the name of
                                        holder as specified on the
                                        face of the Warrant
                                        Certificate.)


                                        ________________________________
                                        (Insert Social Security or Other
                                        Identifying Number of Holders)